EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-59439, 333-86909, 333-43402, 333-68772, 333-114464, 333-127308, 333-144125, 333-160450, and 333-169534) of Cognizant Technology Solutions Corporation of our report dated February 23, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

New York, New York

February 23, 2011